Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274204

Prospectus Supplement

(To Prospectus dated September 6, 2023)
Up to $2,120,000

Common Shares

FLORA GROWTH CORP.

Flora Growth Corp. (the “Company” or “Flora”) is offering to sell common shares, no par value, of the Company (the “common shares”), having an aggregate offering price of up to $2,120,000 pursuant to this prospectus supplement and the accompanying base prospectus.

We have entered into a Sales Agreement dated September 23, 2025 (the “Sales Agreement”) with Revere Securities LLC (the “Sales Agent”) relating to the sale of common shares. In accordance with the terms of the Sales Agreement and this prospectus supplement, we may offer and sell common shares having an aggregate offering price of up to $2,120,000 (the “offering”), from time to time on or after the date hereof, through the Sales Agent.

Our common shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FLGC.”  The last reported sale price of our common shares on Nasdaq on September 22, 2025 was $33.51 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates, or our public float, was $17.0 million based on 509,441 outstanding common shares held by non-affiliates and a per share price of $33.51, which was the closing price of our common shares on September 22, 2025 and is the highest closing sale price of our common shares on Nasdaq within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form S-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below US$75 million and General Instruction I.B.6 of Form S-3 continues to apply to us. As of the date of this prospectus supplement, we have sold $3,562,500 in securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this offering). We are thus currently eligible to offer and sell up to an aggregate of $2,120,000 of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the "Securities Act"), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See "Risk Factors" on page S-5 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agent

Revere Securities LLC

The date of this prospectus supplement is September 23, 2025

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms the "Company," "Flora," "we," "us" and "our" in this prospectus supplement refer to Flora Growth Corp., a corporation organized under the laws of the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission" or the "SEC") utilizing the Commission's "shelf" registration rules. This document consists of two parts, this prospectus supplement, which provides you with specific information about this offering, and the accompanying base prospectus, which provides more general information, some of which may not apply to this offering. When we refer in this prospectus supplement to the term "this prospectus," we are referring collectively to this prospectus supplement, the accompanying base prospectus and any free-writing prospectus we may utilize pursuant to Rule 433 of the Securities Act.

This prospectus supplement and the documents incorporated by reference herein may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus. You should read carefully this prospectus supplement, the accompanying base prospectus and the additional information described under the headings "Where You Can Find More Information," and "Incorporation of Certain Documents by Reference" before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus relating to the offering described in this prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the respective dates on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not offering or selling the securities offered hereby in any jurisdiction or to any person if such offer or sale is not permitted by applicable law, rule or regulation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying base prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, which are identified under "Incorporation of Certain Documents by Reference" in this prospectus supplement and under "Incorporation of Certain Documents by Reference" in the accompanying base prospectus.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled "Risk Factors" and in the accompanying base prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2024 and in other documents incorporated herein by reference.

Our Company

Overview

Flora, which will be rebranded as ZeroStack, is the first and largest decentralized AI treasury company that is investing in the future of AI infrastructure through strategic ownership in 0G Tokens (as defined below), an AI infrastructure company that has created an open and decentralized AI network fueled by the 0G Token.

The Company is a global pharmaceutical distributor through its wholly owned subsidiary Phatebo. Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union. On September 20, 2025, we entered into an agreement for the disposition of certain components of our existing hemp and cannabis business, as described below under the header “Agreement to Sell Legacy Hemp and Cannabis Business.”

Cryptocurrency Treasury Strategy

In early 2025 following a due diligence process, we began implementing an expansion strategy focused on identifying and pursuing complementary growth opportunities within the global digital asset market.

On May 2, 2025, we entered into a securities purchase agreement (the "May 2025 Securities Purchase Agreement") with certain investors (the "May 2025 Investors") in connection with the issuance and sale by the Company to the May 2025 Investors via a private placement (the "May 2025 Private Placement") of an aggregate of 3,133,011 Common Shares at a purchase price of US$0.30 per share (the "Common Shares") and 726,992 pre-funded warrants of the Company at a purchase price of US$0.2999 per warrant (the "May 2025 Pre-funded Warrants") each to purchase one Common Share (each, a "May 2025 Pre-funded Warrant Share") which were immediately exercisable and expire when exercised in full, at an exercise price of US$0.0001 per share.

The net proceeds from the sale of the Common Shares and May 2025 Pre-funded Warrants were approximately $1,100,000 after deducting estimated expenses relating to the May 2025 Private Placement. The Company used $400,000 of the net proceeds from the May 2025 Private Placement to purchase Solana, $400,000 of the net proceeds from the May 2025 Private Placement to purchase Ethereum, $100,000 of the net proceeds from the May 2025 Private Placement to purchase Sui, $100,000 of the net proceeds from the May 2025 Private Placement to purchase Ripple (collectively, the "Owned Cryptocurrencies"), and the balance of the net proceeds from the May 2025 Private Placement for general corporate and working capital purposes and to pay any fees and expenses in connection with the issuance of the Common Shares and the May 2025  Pre-funded Warrants.

On September 19, 2025, we entered into securities purchase agreements with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) up to 116,340  Common Shares, at an offering price of $25.19 per share for aggregate gross proceeds of $2,930,629, (ii) pre-funded warrants (“PIPE Pre-Funded Warrant”) to purchase up to 8,972,884 Common Shares at an offering price of $25.1899 per PIPE Pre-Funded Warrant for aggregate gross proceeds of $226,027,180 (approximately $215,297,806 of which was in 0G Tokens (as defined below), based upon the agreed upon value of $3 per 0G Token), (iii) warrants (“Warrants”) to purchase up to 108,442 Common Shares at an offering price of $0.125 per Warrant and (iv) an unsecured convertible note in an aggregate original principal amount of Solana with a current value of US$22,880,000 (the “PIPE Note”).

On September 19, 2025, we entered into a loan agreement with Zero Gravity Labs Inc.  (the “Zero Gravity”) pursuant to which we agreed to sell and issue to Zero Gravity a private placement offering 1,786,423 common share purchase warrants ("Loan Agreement Warrants") each to purchase one Common Share at an exercise price of USD$0.01 per Loan Agreement Warrant.  On September 22, 2025, the Company, entered into a securities purchase agreement (the "Zero Gravity Securities Purchase Agreement") with Zero Gravity for the issuance of a convertible note (the “Zero Gravity Convertible Note”) that will replace the Loan Agreement and Loan Agreement Warrants, subject to closing.  Pursuant to the Zero Gravity Convertible Note, the Company issued to Zero Gravity via a private placement (the “Zero Gravity Offering” and together with the Offering, the “Cryptocurrency Offering”) an unsecured convertible note in an aggregate original principal amount of Tokens with a current value of US$150,000,000.

The Company intends to use the net proceeds from the Cryptocurrency Offering to further the Company’s new digital asset treasury strategy linked to $0G, the native tokens of the Zero Gravity (0G) blockchain (“0G Tokens” or “0G”), and to explore and expand the use of the native AI functionality of the 0G Token to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company and Mr. Sammy Dorf resigned as the Executive Chairman of the Company. On September 20, 2025, the Board of Directors (the "Board") appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025.

Agreement to Sell Legacy Hemp and Cannabis Business

On September 20, 2025, we entered into an Equity Transfer and Debt Repayment Agreement (the "Equity Transfer and Debt Repayment Agreement") by and among the Company, Flora Growth US Holdings Corp., a Delaware Company and wholly-owned subsidiary of the Company ("US Holdings," and together with the Company, "Transferor"), Flora Growth US Holdings LLC, a Florida limited liability company ("Lender"), and each of the noteholders of Company set forth on the signatures pages of the Equity Transfer and Debt Repayment Agreement under the heading "Noteholders" (each, a "Noteholder," and collectively, the "Noteholders").

Under the terms of the Equity Transfer and Debt Repayment Agreement, the Transferor has agreed to transfer to Lender, and Lender has agreed to accept from the Transferor as satisfaction in full of its balance receivable under the promissory notes issued by the Company to such Noteholders on January 30, 2025 (the “Notes”), 100% of the issued and outstanding equity interests of the following direct and indirect wholly-owned subsidiaries, which collectively comprise the Company’s legacy hemp and cannabis business: (i) Australian Vaporizers Pty LTD, an Australian limited company; (ii) Vessel Brand Canada Inc., a Canadian corporation; (iii) Klokken Aarhus Inc., a Canadian corporation; (iv) Rangers Pharmaceuticals A/S, a Danish stock-based corporation; (v) TruHC Pharma GmbH, a German limited company; (vi) Vessel Brand Inc., a Delaware corporation; (vii) High Roller Private Label LLC, a Florida limited liability company; (viii) Just Brands LLC; a Florida limited liability company; (ix) Just Brands FL LLC, a Florida limited liability company; (x) Just Brands International LTD, a United Kingdom limited company; and (xi) United Beverage Distribution Inc., a South Dakota corporation (collectively, the “Transferred Interests”).

Under the terms of the Equity Transfer and Debt Repayment Agreement, prior to the transfer of the Transferred Interests, the Noteholders have agreed to contribute the Notes to Lender in exchange for membership interests in Lender, with such membership interests to be issued to the Noteholders pro rata in accordance with their respective share of the outstanding balance under the Notes.

The closing of the transfer of the Transferred Interests, and the contemporaneous repayment of the outstanding balance of the Notes, is expected to occur no later than September 26, 2025, subject to the satisfaction of limited closing conditions.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 40 King St W Suite 5800, Toronto, ON M5H 3S1. Our principal place of business in the United States is located at 3230 W. Commercial Boulevard, Suite 180, Fort Lauderdale, Florida, United States 33309 and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein.

We are an "emerging growth company" (an "EGC"), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying base prospectus.

Common shares offered	Up to 63,264 common shares, based on an assumed offering price of $33.51 per share, which was the closing price of our common stock on Nasdaq on September 22, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	"At-the-market offering" that may be made from time to time through the Sales Agent, which may include sales made on the Nasdaq or other United States trading markets for the common shares. See "Plan of Distribution".

Use of proceeds	We intend to use the net proceeds from this offering for general corporate and working capital needs. See "Use of Proceeds" for a more complete description of the intended use of proceeds from this offering.

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled "Risk Factors," "Cautionary Note About Forward-Looking Statements" and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing our securities.

Tax Considerations	Purchasing the common shares may have tax consequences. This prospectus supplement and the accompanying prospectus may not describe these consequences fully for all investors. Investors should read the tax discussion in this prospectus supplement and accompanying prospectus and consult with their own tax advisor. See "Certain United States Federal Income Tax Considerations".

Nasdaq symbol	Our common shares are listed on Nasdaq under the symbol "FLGC".

Common shares outstanding immediately before this offering(1)	581,994 common shares

(1) The number of our common shares outstanding is based on 581,994 common shares outstanding as of September 22, 2025, which excludes:

a. approximately 540 options held by our employees, directors and certain consultants to purchase common shares under the Company’s 2022 Incentive Compensation Plan and its previous “rolling” stock option plan at a weighted average exercise price of $1,482 per share, of which approximately 540 options were exercisable as of September 22, 2025, at a weighted average exercise price of $1,482 per share;

b. common shares issuable upon the exercise of 18,641 pre-funded warrants outstanding as of September 22, 2025 at a nominal weighted average exercise price.

c. common shares issuable upon the exercise of approximately 61,135 warrants outstanding as of September 22, 2025 at a weighted average exercise price of $386 per share;

d. approximately 66,119 SARs held by our employees, directors and certain consultants to purchase common shares under the Company's Stock Appreciation Rights Agreement with an exercise price per right equal to $22.62;

e. 9,197,676 common shares issuable in connection with the PIPE Offering;

f. Up to 686,262 common shares issuable in connection with the PIPE Note plus any common shares issuable to satisfy interest payments in-kind under the PIPE Note; and

g. Up to 4,499,100 common shares issuable in connection with the Zero Gravity Convertible Note plus any common shares issuable to satisfy interest payments in-kind under the Zero Gravity Convertible Note.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, the risks described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus, and under similar headings in our subsequently filed reports on Form 10-Q and Form 8-K, and other information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our audited consolidated financial statements and the related notes, as well as our unaudited condensed consolidated financial statements and the related notes, before you decide whether to purchase our securities. If any of the following risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common shares could decline and you could lose all or part of your investment in our securities.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You will experience dilution as a result of this Offering

Giving effect to the issuance of 63,264 common shares in this offering at an assumed price of $33.51 per share, which was the last reported sale price of our common shares on Nasdaq on September 22, 2025, the receipt of the expected net proceeds and the use of those proceeds, this offering will have a dilutive effect on our expected net income available to our shareholders per share and funds from operations per share. The dilution per share to investors participating in this offering will be $36.38 (see “Dilution” below).

The common shares will be sold in "at-the-market" distributions, and investors who buy shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There may be future sales or other dilution of our equity, which may adversely affect the market price of the common shares.

We are generally not restricted from issuing additional common shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The market price of the common shares could decline as a result of sales of common shares or securities that are convertible into or exchangeable for, or that represent the right to receive, common shares after this offering or the perception that such sales could occur.

The Company may be a "passive foreign investment company" for its current tax year, which may have adverse U.S. federal income tax consequences for U.S. investors

The Company believes that it was not a "passive foreign investment company" ("PFIC") within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") for its most recently completed tax year. The Company's anticipated PFIC status for its current tax year and future tax years is uncertain and may depend on, among other things, how quickly the Company may raise cash pursuant to this offering, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, the business conducted by the Company going forward and the assets held by the Company in connection with such business, as well as on changes in the market value of common shares. If the Company is a PFIC for any year during a U.S. taxpayer's holding period of common shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the common shares or any so-called "excess distribution" received on its common shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective "QEF election" under Section 1295 of the Code ("QEF Election") or a "mark-to-market" election under Section 1296 of the Code ("Mark-to-Market Election"). U.S. taxpayers should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a qualified electing fund (a "QEF"), or that the Company will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to the Company. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer's adjusted tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading "Certain United States Federal Income Taxation Considerations - Passive Foreign Investment Company Rules". Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the PFIC rules and the tax consequences of the ownership and disposition of the common shares acquired pursuant to this prospectus supplement.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As 0G Tokens and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of 0G Tokens. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of 0G Tokens or the ability of individuals or institutions such as us to own or transfer 0G Tokens.

If 0G Tokens are determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of 0G Tokens and in turn adversely affect the market price of our common share. Moreover, the risks of us engaging in a 0G Tokens treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Risks Related to Investing in Cryptocurrency

0G is a highly volatile asset, and fluctuations in the price of 0G may influence our financial results and the market price of our listed securities.

Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of 0G decreased substantially, including as a result of:

  decreased user and investor confidence in 0G;
  investment and trading activities such as (i) activities of highly active retail and institutional users, speculators and investors or (ii) actual or expected significant dispositions of 0G by large holders, including the expected liquidation of digital assets seized by governments or associated with entities that have filed for bankruptcy protection, or associated with tokens vested by the Zero Gravity core team;
  a decrease in the price of other digital assets, to the extent the decrease in the price of such other digital assets may cause a decrease in the price of 0G or adversely affect investor confidence in digital assets generally;
  changes in consumer preferences and the perceived value or prospects of 0G or the utility of Zero Gravity;
  negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, 0G, Zero Gravity or the broader digital assets industry;
  competition from other decentralized exchanges or digital assets that exhibit comparable or better speed, security, scalability or energy efficiency, or that feature other more favored characteristics that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
  developments relating to the Zero Gravity blockchain (“0G Blockchain”), including (i) changes to the 0G Blockchain that impact its security, speed, scalability, usability or value, such as changes to the cryptographic security protocol underpinning the 0G Blockchain, changes to the maximum number of 0G Tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes; (ii) failures to make upgrades to the 0G Blockchain and the 0G interface to adapt to security, technological, legal or other challenges; and (iii) changes to the 0G Blockchain that introduce software bugs, security risks or other elements that adversely affect 0G;
  disruptions, failures, unavailability, or interruptions in services of venues for acquiring 0G;
  the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants;
  regulatory, legislative, enforcement and judicial actions that adversely affect access to, functionality of or performance of Zero Gravity or associated products such as cryptocurrency perpetual futures, the price, ownership, transferability, trading volumes, legality or public perception of, 0G, Zero Gravity or other similar blockchains, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from (i) accessing 0G or Zero Gravity or associated products or (ii) operating in a manner that allows them to continue to deliver services to the digital assets industry;

  transaction congestion and fees associated with processing transactions on the Zero Gravity network;
  macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions and fiat currency devaluations; and
  changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, and the adverse impacts attributable to global conflicts, including those between Russia and Ukraine and in the Middle East.

Moreover, the price of our listed securities has been and is likely to continue to be volatile, and with the adoption of our new cryptocurrency treasury strategy, we expect to see additional volatility in our stock price. In addition, if investors view the value of our listed securities as dependent upon or linked to the value or change in the value of our 0G holdings, the price of 0G may significantly influence the market price of our listed securities. The price of 0G has been, and is likely to continue to be, volatile.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to acquire 0G, which may adversely affect our financial results and the market price of our securities.

We plan to use a portion of our capital raised that is not required to provide working capital for our ongoing operations to acquire 0G. For example, we plan to use net proceeds from the Cryptocurrency Offering to further our new digital asset treasury strategy linked to 0G, and to explore and expand the use of the native AI functionality of the 0G to enhance the business of the Company and the balance of the net proceeds will be used for general corporate and working capital purposes. The price of 0G is newly established and highly volatile. Moreover, digital assets are relatively novel, and the application of securities laws and other regulations to such assets is unclear in many respects. It is possible that regulators may interpret laws in a manner that adversely affects the liquidity or value of our 0G holdings. Further, the acquisition of large amounts of 0G may become difficult or more costly, which would make it more difficult for us to implement our strategy. In addition, the application of generally accepted accounting principles in the United States with respect to digital assets remains uncertain in some respects, and any future changes in the manner in which we account for our 0G holdings could have a material adverse effect on our financial results and the market price of our securities. In addition, if investors view the value of our securities as dependent upon or linked to the value or change in the value of our 0G holdings, the price of such digital assets may significantly influence the market price of our securities.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our 0G holdings.

Because we only recently initiated our 0G treasury strategy, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of 0G. The price of digital assets have historically been subject to dramatic price fluctuations and is highly volatile. In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-08, Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”), which we have adopted. ASU 2023-08 requires us to measure our 0G holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our 0G in net income each reporting period. ASU 2023-08 also requires us to provide certain interim and annual disclosures with respect to our 0G holdings. As a result, volatility in our earnings may be significantly more than what we experienced in prior periods.

The concentration of our 0G holdings could enhance the risks inherent in our 0G treasury strategy.

The concentration of our 0G holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our 0G treasury strategy. Any future significant declines in the price of 0G would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

Absent federal regulations, there is a possibility that 0G may be classified as a “security.” Classification of 0G as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Neither the SEC nor any other U.S. federal or state regulator has formally stated whether they agree that any of the Owned Cryptocurrencies, 0G Tokens and any other digital asset we might hold (collectively, the “Cryptocurrencies”) are a “security.” Despite the Executive Order titled “Strengthening American Leadership in Digital Financial Technology” which includes as an objective, “protecting and promoting the ability of individual citizens and private sector entities alike to access and … to maintain self-custody of digital assets,” The Cryptocurrencies have not yet been formally classified with respect to U.S. federal securities laws. Therefore, while (for the reasons discussed below) we believe that none of the Cryptocurrencies, other than Solana, are a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under The Investment Company Act of 1940, as amended (the “Investment Company Act”), is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that any of the Cryptocurrencies, other than Solana, are a “security” which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of the Cryptocurrencies and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of "security" under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court's decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that none of the Cryptocurrencies, other than Solana, are a "security" is premised, among other reasons, on our conclusion none of Cryptocurrencies meet the elements of the Howey test. Among the reasons for our conclusion none of Cryptocurrencies are a security, other than Solana, is that holders of the Cryptocurrencies do not have a reasonable expectation of profits from our efforts in respect of their holding of the Cryptocurrencies. Also, ownership of the Cryptocurrencies does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. The regulatory treatment of the Cryptocurrencies is such that it has drawn significant attention from legislative and regulatory bodies, in particular the SEC which has previously stated it deemed the certain digital assets a security. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that any of the Cryptocurrencies is a "security." As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if any of the Cryptocurrencies are determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

If we were deemed to be an investment company under the Investment Company Act, applicable restrictions likely would make it impractical for us to continue segments of our business as currently contemplated.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an "investment company" if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an "investment company" for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an "investment company" as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

Recently, we have begun focusing on pursuing opportunities to expand our portfolio into digital assets. With respect to Section 3(a)(1)(A), following the Cryptocurrency Offering, approximately 95% percent of the proceeds of the Cryptocurrency Offering will be used to acquire Cryptocurrencies, which is an amount in excess of 40% of our total assets. Since we believe none of the Cryptocurrencies are an investment security, other than Solana, our holdings of which will not exceed 40% of our total assets, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company's total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company's net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees' securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

The Cryptocurrencies and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company's business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer's total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act - including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons - likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

The Cryptocurrencies are created and transmitted through the operations of the peer-to-peer networks, decentralized networks of computers running software following the respective protocols. If the networks of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, the value of the Cryptocurrencies could be negatively impacted.

If the network of any of the Cryptocurrencies is disrupted or encounters any unanticipated difficulties, then the processing of transactions on the such network may be disrupted, which in turn may prevent us from depositing or withdrawing the Cryptocurrencies from our accounts with our custodian or otherwise effecting transactions of the Cryptocurrencies. Such disruptions could include, for example: the price volatility of the Cryptocurrencies; the insolvency, business failure, interruption, default, failure to perform, security breach, or other problems of participants, custodians, or others; the closing of trading platforms of the Cryptocurrencies due to fraud, failures, security breaches, or otherwise; or network outages or congestion, power outages, or other problems or disruptions affecting the networks of the Cryptocurrencies.

In addition, although we do not currently intend to mine any of the Cryptocurrencies, digital asset validating operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations. Additionally, validators may be forced to cease operations during an electricity shortage or power outage.

We face risks relating to the custody of the Cryptocurrencies, including the loss or destruction of private keys required to access our Cryptocurrencies and cyberattacks or other data loss relating to our Cryptocurrencies, including smart contract related losses and vulnerabilities.

We hold our Cryptocurrencies with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our Cryptocurrencies among our custodians, and our holdings of the Cryptocurrencies may be concentrated with a single custodian from time to time. In light of the significant amount of the Cryptocurrencies we anticipate that we will hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our Cryptocurrencies as the extent of potential risk of loss is dependent, in part, on the degree of diversification. However, multiple custodians may utilize similar wallet infrastructure, cloud service providers or software systems, which could increase systemic technology risk.

If there is a decrease in the availability of digital asset custodians that we believe can safely custody our Cryptocurrencies, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our Cryptocurrencies, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.  While we conduct due diligence on our custodians and any smart contract platforms we may use, there can be no assurance that such diligence will uncover all risks, including operational deficiencies, hidden vulnerabilities or legal noncompliance.

As of September 22, 2025, the insurance that covers losses of our holdings of the Cryptocurrencies may cover none or only a small fraction of the value of the entirety of our holdings of the Cryptocurrencies, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our Cryptocurrencies. Moreover, our use of custodians exposes us to the risk that the Cryptocurrencies our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such Cryptocurrencies. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our Cryptocurrencies.  The legal framework governing digital asset ownership and rights in custodial or insolvency contexts remains uncertain and continues to evolve, which could result in unexpected losses, protracted recovery processes or adverse treatment in insolvency proceedings.

Each of the respective Cryptocurrencies is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the respective Cryptocurrency is held. While the certain blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the certain Cryptocurrencies held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the Cryptocurrencies held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The Cryptocurrencies and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

As part of our treasury management strategy, we may engage in staking, restaking, or other permitted activities that involve the use of "smart contracts" or decentralized applications. The use of smart contracts or decentralized applications entails certain risks including risks stemming from the existence of an "admin key" or coding flaws that could be exploited, potentially allowing a bad actor to issue or otherwise compromise the smart contract or decentralized application, potentially leading to a loss of our Cryptocurrencies. Like all software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract or decentralized application. Smart contracts and decentralized applications may contain bugs, security vulnerabilities or poorly designed permission structures that could result in the irreversible loss of the Cryptocurrencies or other digital assets.  Exploits, including those stemming from admin key misuse, admin key compromise, or protocol flaws, have occurred in the past and may occur in the future.

Our 0G treasury strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. We intend to implement and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering (“AML”) and sanctions laws and regulations and to only acquire our 0G through entities subject to anti-money laundering regulation and related compliance rules in the United States. Our initial 0G transactions will be executed by working together with reputable digital asset trading service providers that have what we believe to be comprehensive and robust AML policies and procedures. In addition, we plan to adopt policies and procedures to help ensure AML compliance with respect to any potential 0G transactions handled by us directly, including conducting comprehensive, enterprise-wide AML risk assessments, taking steps to identify investors and beneficial owners, performing ongoing sanctions screening, monitoring transactions for suspicious activities, providing training to employees and directors, and managing third-party service provider risks through due diligence and contractual requirements. Notwithstanding these planned efforts, if we are found to have purchased any of our 0G from bad actors that have used 0G to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in 0G by us may be restricted or prohibited.

Increased enforcement activity and changes in the regulatory environment, including evolving or changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting 0G, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in 0G.

In addition, private actors that are wary of 0G or the regulatory concerns associated with 0G have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying our securities if it were to determine that the value of our securities is closely tied to the performance of 0G, signaling a reluctance to facilitate exposure to virtual currencies.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of 0G and adversely affect the value of our 0G holdings.

The digital asset market is highly competitive and rapidly evolving, with numerous alternative cryptocurrencies, blockchains, and decentralized finance (DeFi) platforms vying for market share in areas such as perpetual futures trading, staking, and on-chain liquidity provision, which are core to the Zero Gravity ecosystem and its 0G token. Existing or emerging competitors could attract users and developers away from the Zero Gravity ecosystem by providing superior technology, lower fees, faster transaction speeds or broader ecosystem integrations, potentially eroding Zero Gravity’s market position and leading to reduced trading volumes, staking participation, and overall demand. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Zero Gravity network. 0G is newly minted and supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, the Zero Gravity network is in direct competition with other smart contract platforms, such as the Ethereum, Solana, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, 0G, and thereby adversely affect the value of our 0G holdings.

Investors may also invest in 0G through means other than our securities, including through direct investments in 0G and other financial vehicles, including securities backed by or linked to 0G and digital asset treasury companies similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to gain exposure to 0G through other vehicles, rather than our securities.

Our 0G holdings will be less liquid than our cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the cryptocurrency market has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our 0G at favorable prices or at all. As a result, our 0G holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Further, the 0G we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered 0G or otherwise generate funds using our 0G holdings, including in particular during times of market instability or when the price of 0G has declined significantly. If we are unable to sell our 0G, enter into additional capital raising transactions, including capital raising transactions using 0G as collateral, or otherwise generate funds using our 0G holdings, or if we are forced to sell our 0G at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Many countries and regulatory authorities are studying the impact of AI and may implement regulations on AI that may be difficult or impossible for the 0G Blockchain to implement and comply with.

The 0G Blockchain is designed to enable and support AI modules utilizing decentralized AI infrastructure.  If there is regulation adopted in the U.S. or globally to regulate AI and machine learning modules, the 0G Blockchain, as a decentralized blockchain and protocol, may be unable to comply with such regulations which may adversely affect the 0G Blockchain and the 0G Token or could require the 0G Blockchain to terminate or suspect certain features, services and tools.  Further, as a decentralized network, it is possible that the 0G Blockchain continues to operate without complying with applicable regulations, which could materially affect our business and our financial condition could be negatively impacted.

Other Risk Factors

There are risks relating to the pending sale of our legacy hemp and cannabis business.

On September 20, 2025, we entered into the Equity Transfer and Debt Repayment Agreement to sell certain subsidiaries comprising our legacy hemp and cannabis business to our Noteholders, in exchange for the repayment of the Notes held by such Noteholders.  While such disposition is subject to only minimal closing conditions and expected to close no later than September 26, 2025, there can be no guarantee that the disposition will close. Further, while we have agreed to only limited indemnification and other obligations in connection with the disposition, there can be no assurance that we will not be subjected to indemnification claims or other liabilities in connection with the disposition.

Even if the disposition is completed, achieving the anticipated benefits of the disposition is subject to a number of uncertainties. There can be no assurance that we will realize the full benefits of strategic focus, cost savings and operating efficiencies that we currently expect from the transaction or that such benefits will be achieved within the anticipated time frames. Failure to achieve these anticipated benefits could result in increased costs and diversion of management’s time and energy and could materially adversely affect our business, financial position, results of operations and cash flows.

The disposition may be subject to regulatory actions or private litigation that could expose us to costly and time-consuming proceedings. Failure to prevail in any such regulatory actions or private litigation could result in significant fines or monetary damages, which may require us to raise additional capital.

We may experience difficulties due to changes in management.

In connection with the Cryptocurrency Offering, on September 20, 2025, Mr. Clifford Starke resigned as a director and the Chief Executive Officer of the Company and Mr. Sammy Dorf resigned as the Executive Chairman of the Company. Further, on September 20, 2025, the Board appointed Mr. Daniel Reis-Faria and Michael Heinrich as non-independent directors of the Board, and in connection with their appointments to the Board, Mr. Reis-Faria, was also appointed as the Chief Executive Officer of the Company and Mr. Heinrich was also appointed as Executive Chairman effective September 20, 2025. Neither new executive officer has previously served as an executive officer of a publicly-traded company. In addition to devoting substantial time becoming integrated into our business and increasing their familiarity with our operations, each new executive officer may be required to devote substantial time fulfilling their public company compliance obligations. Such changes in our management could impair relationships with key business contacts, make it more difficult to retain employees or result in the loss of confidence in our investor base, any of which events could harm our performance. The can be no assurance that our reconstituted management will function effectively.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents incorporated by reference herein contain "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus supplement and the documents incorporated by reference herein, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein. Risks and uncertainties, the occurrence of which could adversely affect our business, include, but are not limited to, the following:

  our limited operating history and net losses;
  the possibility that any one of the Cryptocurrencies may be classified as a “security”;
  fluctuations in the market price of 0G or any other digital assets we might hold; and
  decrease in liquidity of 0G or any other digital assets we might hold our ability to continue as a going concern absent access to sources of liquidity;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  continuing research and development efforts to respond to technological and regulatory changes;
  our ability to successfully integrate businesses that we acquire;
  our ability to achieve economies of scale;
  our ability to fund overhead expenses, including costs associated with being a publicly-listed company maintenance of effective quality control systems;
  changes to energy prices and supply;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  potential delisting resulting in reduced liquidity of our common shares;
  our expectations related to the use of proceeds from this offering; and
  the other risks described under Part I, Item 1A, "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as described from time to time in our other filings with the SEC.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus supplement or the documents incorporated by reference herein. The forward-looking statements contained in this prospectus supplement and the documents incorporated by reference herein are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus supplement and the documents incorporated by reference herein, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this prospectus supplement or the documents incorporated by reference herein speak only as of the date of this prospectus supplement or the document incorporated by reference herein, as applicable. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus supplement or the documents incorporated by reference herein, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement.

USE OF PROCEEDS

The net proceeds from this offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of common shares through the Sales Agent in an "at the market offering" will represent the gross proceeds after deducting the applicable compensation payable to the Sales Agent under the Sales Agreement and the expenses of the distribution.

We intend to use the net proceeds from this offering, if any, for capital expenditures, to increase operating capacity, working capital and general corporate purposes. Our net proceeds will be utilized for general corporate and working capital needs.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Our management will have discretion in allocating the net proceeds in accordance with the above priorities and purposes.  The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our expansion and development efforts, whether or not we enter into strategic transactions, our general operating costs and expenditures, and the changing needs of our business.

DILUTION

If you invest in our common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per common share and the as adjusted net tangible book value per common share immediately after the closing of this offering. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding common shares. As of June 30, 2025, our unaudited net tangible book value was a deficit of approximately $3.4 million or $5.83 per share.

Assuming that an aggregate of 63,264 common shares are sold at a price of $33.51 per share, which was the last reported sale price of our common shares on Nasdaq on September 22, 2025 for aggregate net proceeds of $1,908,000 in this offering, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been a deficit of approximately $1.5 million, or $2.87 per share. This represents an immediate increase in as adjusted net tangible book value of $2.96 per share to our existing shareholders and an immediate dilution of $36.38 per share to investors purchasing common shares in this offering.

We calculate dilution per share to new investors by subtracting the as adjusted net tangible book value per share from the public offering price paid by the new investor. The following table illustrates the dilution to new investors on a per share basis:

Public offering price per share		$33.51
Historical net tangible book value per share as of June 30, 2025	$(5.83)
Increase in as adjusted net tangible book value per share attributable to this offering		$2.96
As adjusted net tangible book value per share after this offering		$(2.87)
Dilution in as adjusted net tangible book value per share in this offering		$36.38

The discussion and table above are based on 581,994 Common Shares outstanding as of June 30, 2025 and excludes as of such date:

  approximately 540 options held by our employees, directors and certain consultants to purchase common shares under the Company’s 2022 Incentive Compensation Plan and its previous “rolling” stock option plan at a weighted average exercise price of $1,482 per share, of which approximately 540 options were exercisable as of June 30, 2025, at a weighted average exercise price of $1,482 per share;

  common shares issuable upon the exercise of 18,641 pre-funded warrants outstanding as of June 30, 2025 at a nominal weighted average exercise price.

  common shares issuable upon the exercise of approximately 61,135 warrants outstanding as of June 30, 2025 at a weighted average exercise price of $386 per share; and

  approximately 66,119 SARs held by our employees, directors and certain consultants to purchase common shares under the Company's Stock Appreciation Rights Agreement with an exercise price per right equal to $22.62.

DESCRIPTION OF SECURITIES

The following description is a summary of some of the terms of the securities we are offering. The descriptions in this prospectus supplement and the accompanying base prospectus of the securities does not purport to be complete and is subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. This summary supplements the description of our common shares in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus.

We are offering common shares having an aggregate offering price of up to $2,120,000.

Common Shares

The material terms and provisions of our common shares are described under the heading "Description of Common Shares" starting on page 9 of the accompanying base prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent under which we may issue and sell, from time to time, common shares through the Sales Agent. Pursuant to this prospectus supplement, we may issue and sell up to $2,120,000 of common shares through the Sales Agent from and after the date hereof. The Sales Agreement entered into by the Company and the Sales Agent is filed as an exhibit to the Registration Statement of which this prospectus Supplement forms a part.

Sales of common shares, if any, will be made in transactions that are deemed to be an "at the market offering," as defined in Rule 415(a)(4) promulgated under the Securities Act, which may include, without limitation, sales made on the Nasdaq or other existing trading markets in the United States for the common shares, in block transactions or through a market maker. Subject to the terms and conditions of the Sales Agreement and upon instructions from us, the Sales Agent will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable laws, to sell the common shares in accordance with the parameters specified by us and as set out in the Sales Agreement. The common shares will be distributed at market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

We will instruct the Sales Agent as to the number of common shares to be sold by the Sales Agent from time to time by sending the Sales Agent a notice (a "Placement Notice") that requests that the Sales Agent sell up to a specified dollar amount or a specified number of common shares and specifies any parameters in accordance with which we require that the common shares be sold. The parameters set forth in a Placement Notice may not conflict with the provisions of the Sales Agreement. We or the Sales Agent may suspend the offering of common shares upon proper notice and subject to other conditions set forth in the Sales Agreement.

We will pay the Sales Agent for its services in acting as Sales Agent in the sale of Common Shares, pursuant to the terms of the Sales Agreement, in cash upon each sale of common shares made thereunder equal to (i) 3.00% of the first $150 million in aggregate gross proceeds from the sale of common shares thereunder, (ii) 2.00% of the next $350 million in aggregate gross proceeds from the sale of common shares thereunder, and (iii) 1.25% of any gross proceeds in excess of $500 million from the sale of common shares thereunder. The Sales Agent will be the only person or company paid an underwriting fee or commission in connection with this offering. We have also agreed pursuant to the Sales Agreement to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000. We estimate that the total expenses that we will incur for this offering (including fees payable to stock exchanges, securities regulatory authorities, our counsel, our auditors and Sales Agent's counsel, but excluding compensation payable to the Sales Agent under the terms of the Sales Agreement) will be approximately $0.1 million.

Settlement for sales of common shares will occur on the first Trading Day (as defined in the Sales Agreement) following the date on which any sales are made, or on such other date as is current industry practice for regular-way trading, in return for payment of the net proceeds to us. Sales of common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common shares on behalf of us, the Sales Agent will be deemed an "underwriter," as defined in applicable securities legislation under the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts.

We have agreed to provide indemnification and contribution to the Sales Agent against, among other things, certain civil liabilities, including liabilities under the Securities Act.

The offering of common shares pursuant to the Sales Agreement will terminate in accordance with the terms of the Sales Agreement.

The Sales Agent and its respective affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our common shares while this offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

Indemnification

We have agreed to indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments the Sales Agent may be required to make in respect to such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Sales Agent or by its respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Sales Agent's website and any information contained in any other websites maintained by the Sales Agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the Sales Agent, and should not be relied upon by investors.

Termination

The offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of the (i) issuance and sale of all of our Common Shares provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five (5) days' prior notice to the Sales Agent. The Sales Agent may terminate the Sales Agreement in its sole discretion at any time by giving five (5) days' prior notice to us.

Regulation M

The Sales Agent will not engage in any market making activities involving our Common Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. The Sales Agent will not engage in any transactions that stabilize our Common Shares.

Other Relationships

The Sales Agent and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the ownership and disposition of common shares acquired pursuant the offering under this prospectus supplement.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax consequences to U.S. Holders of the acquisition, ownership or disposition of common shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership or disposition of common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Convention between Canada and the United States with respect to Taxes on Income and on Capital of 1980, as amended (the "Canada-U.S. Tax Convention"), and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares acquired pursuant to this prospectus supplement that is for U.S. federal income tax purposes:

  an individual who is a citizen or resident of the United States;

  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a "non-U.S. Holder" is a beneficial owner of common shares acquired pursuant to this prospectus supplement that is not a U.S. Holder or an entity classified as a partnership for U.S. federal income tax purposes. This summary does not address the U.S. federal, state or local tax consequences to non-U.S. Holders arising from or relating to the acquisition, ownership or disposition of common shares. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, state and local and non-U.S. tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership and disposition of common shares.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to common shares; (i) are partnerships or other “pass-through” entities (and partners or other owners thereof); (j) are S corporations (and shareholders thereof); (k) are U.S. expatriates or former long-term residents of the United States subject to Sections 877 or 877A of the Code; (l) hold common shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company’s outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of common shares.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC within the meaning of Section 1297(a) of the Code for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to the U.S. Holder resulting from the acquisition, ownership and disposition of common shares. The Company believes that it was not a PFIC for its most recently completed tax year. The Company’s anticipated PFIC status for its current tax year and future tax years is uncertain and may depend on, among other things, how quickly the Company may raise cash pursuant to this offering, the manner in which, and how quickly, the Company utilizes its cash on hand and the cash proceeds received from this offering, the business conducted by the Company going forward and the assets held by the Company in connection with such business, as well as on changes in the market value of common shares. No opinion of legal counsel or ruling from the IRS concerning the Company’s status as a PFIC has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, the status of the Company or any of its subsidiaries for the current year or any future tax year cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company or any of its subsidiaries concerning its PFIC status. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each of its subsidiaries.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, for a tax year, (a) 75% or more of its gross income is passive income (the "PFIC income test") or (b) 50% or more of the value of its assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the "PFIC asset test"). "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation's commodities are stock in trade or inventory, depreciable property used in a trade or business, or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and PFIC asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, "passive income" does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain "related persons" (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company's direct or indirect equity interest in any company that is also a PFIC (a "Subsidiary PFIC"), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any "excess distributions," as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of common shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If the Company is a PFIC for any tax year during which a U.S. Holder owns common shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of common shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a "qualified electing fund" or "QEF" under Section 1295 of the Code (a "QEF Election") or makes a mark-to-market election under Section 1296 of the Code (a "Mark-to-Market Election"). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a "Non-Electing U.S. Holder."

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code (described below) with respect to: (a) any gain recognized on the sale or other taxable disposition of common shares; and (b) any "excess distribution" received on the common shares. A distribution generally will be an "excess distribution" to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder's holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any "excess distribution" received on common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder's holding period for the respective common shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferential tax rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as "personal interest," which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if the common shares were sold on the last day of the last tax year for which the Company was a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its common shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the Company's net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the Company's ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, "net capital gain" is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and "ordinary earnings" are the excess of (a) "earnings and profits" over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as "personal interest," which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents the Company's "earnings and profits" that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as "timely" if such QEF Election is made for the first year in the U.S. Holder's holding period for the common shares in which the Company is a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder's holding period for the common shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a "purging" election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a "purging" election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its common shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC again in a later tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. Holders with information that such U.S. Holders are required to report under the QEF rules, in the event the Company is a PFIC. Thus, U.S. Holders may not be able to make a QEF Election with respect to their common shares. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be "marketable stock" if the common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be "regularly traded" for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor in this matter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder's holding period for the common shares for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder's adjusted tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder's adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder's tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be "marketable stock" or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations) in the event the Company is a PFIC during such U.S. Holder's holding period for the relevant shares. However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

In addition, a U.S. Holder who acquires common shares from a decedent will not receive a "step up" in tax basis of such common shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion is subject, in its entirety, to the rules described above under the heading "Passive Foreign Investment Company Rules".

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company's current and accumulated "earnings and profits", as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or was a PFIC for the preceding tax year. To the extent that a distribution exceeds the Company's current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's adjusted tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares. (See "Sale or Other Taxable Disposition of Common Shares" below). However, the Company does not intend to maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by the Company with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares by corporate U.S. Holders generally will not be eligible for the "dividends received deduction". Subject to applicable limitations and provided the Company is eligible for the benefits of the Canada-U.S. Tax Convention or the common shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, in respect of common shares generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of cash received plus the fair market value of any property received, and (b) such U.S. Holder’s tax basis in such common shares sold or otherwise disposed of. A U.S. Holder’s initial tax basis in its common shares will generally equal the purchase price paid for such common shares. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the common shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the common shares will be treated as foreign-source income, and generally will be treated as "passive category income" or "general category income" for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other taxable disposition of common shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of Canada-U.S. Tax Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the "Foreign Tax Credit Regulations") impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of common shares will generally be subject to information reporting and backup withholding tax (currently at the rate of 24%) if a U.S. Holder (a) fails to furnish such U.S. Holder's correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Fogler, Rubinoff LLP. Certain legal matters related to United States federal law in connection with the offering will be passed upon for us by Dorsey & Whitney LLP. Sullivan & Worcester LLP has acted as counsel for the Sales Agent.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2024 incorporated by reference into this prospectus supplement have been audited by Davidson & Company LLP, PCAOB ID: 731 ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, reports on Form 8-K, and other information with the SEC under the Exchange Act. The SEC maintains an Internet site that contains reports and other information that we file electronically with the SEC and which are available at the SEC's website at http://www.sec.gov/edgar. In addition, we maintain an Internet website at www.floragrowth.com. Information contained on, or accessible through, our website is not incorporated into or made a part of this prospectus supplement or the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus supplement does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC's website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we filed with the SEC prior to the date of this prospectus supplement and that we will file in the future, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement and the accompanying base prospectus and should be read with the same care. Information that we file with the SEC in the future and incorporate by reference in this prospectus supplement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus supplement the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

  our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
  our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the SEC on May 13, 2025;
  our Quarterly Report on Form 10-Q for the six months ended June 30, 2025 filed with the SEC on August 1, 2025;
  our Definitive Proxy Statement on Form DEF 14A filed with the SEC on May 6, 2025;
  our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 28, 2025, May 2, 2025 and June 30, 2025, August 4, 2025, August 27, 2025 and September 23, 2025; and
  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any shareholder, to whom a prospectus supplement is delivered, upon written or oral request of that person, a copy of any and all of the information incorporated by reference into this prospectus supplement. Please direct requests to us at the following address:

Flora Growth Corp.

Attention: Dany Vaiman, Chief Financial Officer

3230 W. Commercial Boulevard, Suite 180

Fort Lauderdale, Florida, United States 33309

Tel: (954) 842-4989

FLORA GROWTH CORP.

Up to $2,120,000

Common Shares

PROSPECTUS SUPPLEMENT

Sales Agent

Revere Securities LLC

September 23, 2025

PROSPECTUS

$80,000,000

FLORA GROWTH CORP.

Common Shares

Warrants

Units

We may from time to time sell our common shares, warrants and units described in this prospectus in one or more offerings. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $80,000,000.

We refer to the common shares, warrants and units collectively as "securities" in this prospectus.

This prospectus provides a general description of these securities, which we may offer and sell in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. Each time we sell the securities described in this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities. This prospectus may not be used to consummate a sale of our securities unless accompanied by an applicable prospectus supplement.

We may offer the securities from time through public or private transactions, and in the case of our common shares, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol “FLGC.” As of July 7, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was $16,564,176 based on 6,859,120 outstanding common shares, of which approximately 5,791,670 common shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any of our common shares pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. See "Risk Factors" beginning on page 4 for information you should consider before investing in our securities. See also "Risk Factors" in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2023

_______________

ABOUT THIS PROSPECTUS

This prospectus is part of a "shelf" registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about any offering by us with respect to the securities registered hereunder. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering that is prepared by us or on our behalf or that is otherwise authorized by us, together with additional information described under the heading "Where You Can Find More Information" located on page 16.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable offering of securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with different information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus that is prepared by us or on our behalf or that is otherwise authorized by us. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of this prospectus and such accompanying prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered, or securities sold, on a later date.

References in this prospectus to the "Registrant," the "Company," "Flora," "we," "us" and "our" refer to Flora Growth Corp., a company incorporated in the Province of Ontario, and its consolidated subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase our securities, you should carefully consider the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2022 (the "2022 Annual Report") filed with the SEC on March 31, 2023, as amended on April 28, 2023, under the heading "Item 1A. Risk Factors", any updates to those risk factors contained in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act that are incorporated herein by reference. These risks could materially affect our business, results of operations and financial condition and could cause the value of our securities to decline in value, in which case you may lose all or part of your investment. For more information, see "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward- looking statements by terms such as "may", "will", "should", "believe", "expect", "could", "intend", "plan", "anticipate", "estimate", "continue", "predict", "project", "potential", "target," "goal" or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed under the heading "Item 1A. Risk Factors" in our 2022 Annual Report, which is incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  Our limited operating history and net losses;
  changes in cannabis laws, regulations and guidelines;
  decrease in demand for cannabis and derivative products due to certain research findings, proceedings, or negative media attention;
  damage to our reputation as a result of negative publicity;
  exposure to product liability claims, actions and litigation;
  risks associated with product recalls;
  product viability;
  continuing research and development efforts to respond to technological and regulatory changes;
  shelf life of inventory;
  our ability to successfully integrate businesses that we acquire;
  maintenance of effective quality control systems;
  changes to energy prices and supply;
  risks associated with expansion into new jurisdictions;
  regulatory compliance risks;
  opposition to the cannabinoid industry;
  unpredictable events, such as the COVID-19 outbreak, and associated business disruptions;
  risks related to our operations in Colombia, including the closing of the sale thereof; and
  potential delisting resulting in reduced liquidity of our common shares.

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this prospectus. The forward-looking statements contained in this prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward- looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this prospectus, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

OUR COMPANY

We are a prominent lifestyle brand in the United States and a player in international pharmaceutical distribution focused on therapeutics, starting with medical cannabis. Our approach has enabled us to develop distribution networks, build customer bases, establish operations as the regulatory framework evolves and allow for expanded access to cannabis and its derivatives.

JustCBD is Flora's leading consumer packaged goods brand. JustCBD was launched in 2017 with a mission to bring high-quality, trustworthy, and budget-friendly CBD products to market. The JustCBD offering currently consists of over 350 products across 15 categories, including CBD gummies, topicals, tinctures, and vape products and ships to over 11,500 independent retailers worldwide. JustCBD also sells direct to consumers with a customer base of approximately 350,000 people. JustCBD products are available for purchase in smoke and vape shops, clinics, spas and pet stores, as well as other independent non-traditional retail channels. JustCBD's products are both internally and third-party lab-tested to ensure quality.

Vessel is Flora's cannabis accessory and technology brand currently servicing the United States and Canada through direct-to-consumer and retail sales. Vessel's products include cannabis consumption accessories, personal storage, and travel accessories for the vape and dry herb categories, which are sold to consumers, dispensaries, smoke shops and cannabis brands. Vessel has been fully integrated into JustCBD and now benefits from operational, logistical and sales synergies with JustCBD.

Based in Germany, Phatebo is a wholesale pharmaceutical distribution company with import and export capabilities of a wide range of pharmaceutical goods and medical cannabis products to treat a variety of health indications, including drugs related to cancer therapies, ADHD, multiple sclerosis and anti-depressants, among others. Phatebo holds a license for the Trade in Narcotic Drugs (including the cannabis sales license amendment) and a wholesale trading license, both of which are issued by BfArM (the largest drug approval authority in Europe). Phatebo is focused on distributing pharmaceutical products within 28 countries globally, primarily in Europe, but also with sales to Asia, Latin America, and North America. In November 2018, Phatebo also received a medical cannabis import and distribution license. Additionally, the Phatebo warehouse provides a logistics outpost for Flora's growing product portfolio and distribution network within the European Union.

Corporate Information

We were originally incorporated on March 13, 2019, under the laws of the Province of Ontario. We are an early-stage company with our registered office located at 365 Bay Street, Suite 800, Toronto, Ontario, M5H 2V1. Our principal place of business in the United States is located at 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, and our phone number is (954) 842-4989. Our website address is www.floragrowth.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered hereby for capital expenditures, operating capacity, working capital and general corporate purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

DESCRIPTION OF COMMON SHARES

General

This prospectus describes the general terms of our common shares, which description is qualified in its entirety by reference to applicable Canadian law and the terms and provisions contained in our articles of incorporation (as amended, the "articles") and our bylaws currently in effect (the "bylaws"). When we offer to sell common shares, we will describe the specific terms of such offering in a supplement to this prospectus. Accordingly, for a description of the terms of a particular offering of our common shares, you must refer to both this prospectus and the applicable prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information contained in the prospectus supplement.

Under our articles, our authorized capital consists of an unlimited number of common shares, with no par value per share, which do not have any special rights or restrictions. As of August 30, 2023, there were 6,859,120 common shares outstanding.

Rights, Preferences, Restrictions Attaching to Our Common Shares

The Business Corporations Act (Ontario) provides the following rights, privileges, restrictions and conditions attaching to our common shares:

  to vote at meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

  subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of our Company, to share equally in the remaining property of our Company on liquidation, dissolution or winding-up of our Company; and

  the Common Shares are entitled to receive dividends if, as, and when declared by the board of directors of the Company (the "Board of Directors").

Shareholder Meetings

The Business Corporations Act (Ontario) provides that: (i) a general meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of our Company is located; (ii) directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, the directors may fix in advance a date as the record date for that determination, provided that such date shall not precede by more than 50 days or by less than 21 days, if we are an "offering corporation" under the rules of the Business Corporations Act (Ontario), otherwise not less than 10 days, the date on which the meeting is to be held; (iv) the holders of not less than 5% of the issued shares entitled to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition; (v) only shareholders entitled to vote at the meeting, our directors and our auditor are entitled to be present at a meeting of shareholders (along with such other persons as may be invited by the chairperson or with the consent of the meeting); and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

The Company's bylaws provide that a quorum is met when holders of not less than 35% of the shares entitled to vote at the meeting of shareholders are present in person or represented by proxy. The holders of our common shares are entitled to attend and vote at all meetings of the shareholders of the Company.

Fully Paid and Non-assessable

All outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

Limitations on Liability and Indemnification of Officers and Directors

In accordance with the Business Corporations Act (Ontario) and pursuant to the bylaws of the Company, subject to certain conditions, the Company shall, to the maximum extent permitted by law, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. We may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below. Indemnification is prohibited unless the individual:

  Acted honestly and in good faith with a view to our best interests;
  In the case of a criminal or administration action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and
  Was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Continental Stock Transfer & Trust Company.

Listing

Our common shares are listed on the Nasdaq Capital Market under the symbol "FLGC."

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common shares. The warrants may be issued independently or together with common shares offered by this prospectus and may be attached to or separate from those common shares.

While the terms we have summarized below will apply generally to any warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, and you should refer to the applicable prospectus supplement for the specific terms of any warrants that we offer.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common shares purchasable upon exercise of, its warrants.

We may issue warrants in such numerous distinct series as we determine.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

  the title of the warrants;
  the aggregate number of the warrants;
  the price or prices at which the warrants will be issued;
  the designation, number, and terms of common shares purchasable upon exercise of the warrants;
  the date, if any, on and after which the warrants and the related common shares will be separately transferable;
  the price at which each common share purchasable upon exercise of the warrants may be purchased;
  the date on which the right to exercise the warrants will commence and the date on which such right will expire;
  the minimum or maximum amount of the warrants that may be exercised at any one time;
  any information with respect to book-entry procedures;
  the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
  any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
  the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
  the date on which the right to exercise the warrants begins and the date on which that right expires;
  the material U.S. federal income tax consequences of holding or exercising the warrants; and
  any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading "Warrant Adjustments" below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash common shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date of the warrants, as set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will issue the underlying common shares subject to such exercise to the applicable warrant holder. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of common shares covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares. In addition, unless the prospectus supplement states otherwise, if we, without payment:

  issue capital stock or other securities convertible into or exchangeable for common shares, or any rights to subscribe for, purchase, or otherwise acquire common shares, as a dividend or distribution to holders of our common shares;
  pay any cash to holders of our common shares other than a cash dividend paid out of our current or retained earnings;
  issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares; or
  issue common shares or additional stock or other securities or property to holders of our common shares by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the common shares otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

  certain reclassifications, capital reorganizations, or changes of the common shares;
  certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares; or
  certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive stock, securities, or other property with respect to or in exchange for their common shares, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below, and you should refer to the applicable prospectus supplement for the specific terms of any units that we offer.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common shares and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit are immediately separable or otherwise may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  any provisions of the governing unit agreement that differ from those described below; and
  any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under "Description of Common Shares" and "Description of Warrants," will apply to each unit and to any common share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered hereby from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

  at a fixed price or prices, which may be changed;

  at market prices prevailing at the time of sale;

  at prices related to such prevailing market prices; or

  at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with applicable securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the prices of the securities to be higher than they would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wildeboer Dellelce LLP.

EXPERTS

The Company's consolidated financial statements as of and for the fiscal year ended December 31, 2022 included in this prospectus have been audited by Davidson & Company LLP ("Davidson"), an independent registered public accounting firm, as set forth in their report thereon. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Davidson is independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the PCAOB on auditor independence. Davidson's headquarters are located at Suite 1200-609 Granville Street, Vancouver, BC V7Y 1G6 Canada.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of the Province of Ontario. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or us, or to enforce against them or us judgments obtained in U.S. courts, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States. There is doubt as to the enforceability in Canada, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely on the federal securities laws of the United States or the securities laws of any state of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's website is www.sec.gov.

We make available free of charge on or through our website, www.floragrowth.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under "Incorporation of Certain Documents by Reference" are also available on our website, www.floragrowth.com.

Information contained on or accessible through our website is not incorporated by reference in this prospectus and does not constitute a part hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to the documents containing such information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering:

  our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as amended by our Form 10-K/A Amendment No. 1 filed with the SEC on April 28, 2023;

  our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the SEC on May 15, 2023;

  our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, filed with the SEC on August 10, 2023;
  our Current Reports on Form 8-K (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as "furnished" rather than filed, which information is not incorporated by reference herein), filed with the SEC on January 6, 2023, April 18, 2023, May 18, 2023, June 6, 2023, June 7, 2023, June 27, 2023, July 11, 2023, July 25, 2023, August 10, 2023, and August 25, 2023;

  the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company's common shares, including any amendment or report filed for the purpose of updating such description, including the description of common shares filed as Exhibit 2.1 to the Company's Form 20-F for the year ended December 31, 2021.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as "furnished" rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 3406 SW 26th Terrace, Suite C-1, Fort Lauderdale, Florida 33312, Attention: Dany Vaiman, Chief Financial Officer or made by phone at +(954) 842-4989. You may also access the documents incorporated by reference in this prospectus through our website at www.floragrowth.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

FLORA GROWTH CORP.

$80,000,000

Common Shares

Warrants

Units

PROSPECTUS